Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	April 29, 2020
Contact:	Jeff Hedges
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended March 31, 2020

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the quarter ended March 31, 2020. Net income allocable to common shareholders for the three months ended March 31, 2020 was $41.6 million, or $1.51 per diluted common share.

Operating Results for the Three Months Ended March 31, 2020

Net operating income (“NOI”) attributable to the Company’s Same Park facilities was $69.8 million for the three months ended March 31, 2020, an increase of 4.7% over the same period in 2019. The increase in Same Park NOI was driven by a 3.3% increase in rental income and 0.0% change in adjusted cost of operations. Same Park Cash NOI was $69.0 million for the three months ended March 31, 2020, an increase of 4.5% over the same period in 2019.

During the quarter, the Company executed 1.9 million square feet of new and renewal leases at an average 9.5% cash rental rate increase. Associated transaction costs with leases executed during the quarter averaged $3.36 per square foot, or 5.2% of total rents.

Funds from Operations (“FFO”), Core FFO, and Funds Available for Distribution (“FAD”)

FFO for the three months ended March 31, 2020 was $1.72 per share, an increase of 2.5% from the same period in 2019. FFO is a non-GAAP (generally accepted accounting principles) measure defined by the National Association of Real Estate Investment Trusts and generally represents GAAP net income before (i) real estate depreciation and amortization expense, (ii) gains or losses on sales of operating properties, and (iii) land and impairment charges on real estate assets.

Core FFO per share was equal to FFO per share for the three months ended March 31, 2020 and 2019. Core FFO, which the Company defines as FFO excluding the impact of (i) charges related to the redemption of preferred stock and (ii) other nonrecurring income or expense items as appropriate, neither of which were incurred by the Company during the three month periods ended March 31, 2020 and 2019.

FAD for the three months ended March 31, 2020 was $49.3 million, an increase of $3.1 million, or 6.6%, from the same period in 2019. FAD is a non-GAAP measure that represents Core FFO adjusted to (i) deduct recurring capital improvements and capitalized tenant improvements and lease commissions and (ii) remove certain non-cash income or expenses such as straight-line rent and stock compensation expense.

FFO, Core FFO, and FAD are not substitutes for GAAP net income. Other real estate investment trusts (“REITs”) may compute FFO, Core FFO, and FAD differently, which could inhibit comparability. The Company believes its presentations of FFO, Core FFO, and FAD assist investors and analysts in analyzing and comparing the operating and financial performance between reporting periods.

Property Operations–Same Park Portfolio

The Company believes that evaluation of the Same Park portfolio, defined as all properties owned and operated as of March 31, 2020 that were acquired prior to January 1, 2018, provides an informative view of how the Company’s portfolio has performed over comparable periods. As of March 31, 2020, the Same Park portfolio consisted of 25.7 million rentable square feet, or 93.5% of the 27.5 million rentable square feet in the Company’s total portfolio, and excludes the Company’s 95.0% interest in a 395-unit multifamily property.

The following table presents the unaudited operating results of the Company’s Same Park facilities for the three months ended March 31, 2020 and 2019 (in thousands, except per square foot amounts):

	For the Three Months
	Ended March 31,
	2020	2019	Change
Rental income (1)	$97,972	$94,813	3.3%
Adjusted cost of operations (2)
Property taxes	10,789	10,147	6.3%
Utilities	5,120	4,905	4.4%
Repairs and maintenance	5,405	5,510	(1.9%)
Snow removal	78	999	(92.2%)
Payroll and other expenses	6,786	6,616	2.6%

Total	28,178	28,177	0.0%

NOI (2) (3)	$69,794	$66,636	4.7%

Selected Statistical Data
NOI margin (4)	71.2%	70.3%	1.3%
Weighted average square foot occupancy	92.9%	94.7%	(1.9%)
Annualized revenue per occupied square foot (5)	$16.42	$15.58	5.4%
Revenue per available foot (RevPAF) (6)	$15.25	$14.76	3.3%

(1)	Same Park rental income includes lease buyout income of $278,000 and $177,000 for the three months ended March 31, 2020 and 2019, respectively.
(2)

Adjusted cost of operations, as presented above, excludes stock compensation expense for employees whose compensation expense is recorded in cost of operations, which can vary significantly period to period based upon the performance of the Company.

(3)

The Company utilizes NOI, a non-GAAP financial measure, to evaluate the operating performance of its business parks. The Company defines NOI as rental income less adjusted cost of operations. The Company believes NOI assists investors in analyzing the performance of its real estate by excluding (i) corporate overhead (i.e., general and administrative expense) because it does not relate to the direct operating performance of the real estate, (ii) depreciation and amortization expense because it does not accurately reflect changes in the fair value of the real estate, and (iii) stock compensation expense because this expense item can vary significantly from period to period and thus impact comparability across periods.

(4)	NOI margin is computed by dividing NOI by rental income.
(5)

Revenue per occupied square foot is computed by dividing GAAP rental income during the period by weighted average occupied square feet during the same period. For the three month periods ended March 31, 2020 and 2019, GAAP rental income amounts have been annualized.

(6)

Revenue per available foot (RevPAF) is computed by dividing GAAP rental income during the period by weighted average available square feet during the same period. For the three month periods ended March 31, 2020 and 2019, GAAP rental income amounts have been annualized.

The following table summarizes unaudited selected quarterly financial data with respect to the Same Park facilities (in thousands, except per square foot amounts):

	For the Three Months Ended
	March 31	June 30	September 30	December 31
Rental income
2020	$97,972	$—	$—	$—
2019	$94,813	$95,016	$95,358	$97,636

Adjusted cost of operations (1)
2020	$28,178	$—	$—	$—
2019	$28,177	$26,727	$27,494	$27,310

NOI (2)
2020	$69,794	$—	$—	$—
2019	$66,636	$68,289	$67,864	$70,326

Weighted average square foot occupancy
2020	92.9%	—	—	—
2019	94.7%	94.2%	94.7%	94.4%

Annualized revenue per occupied square foot (3)
2020	$16.42	$—	$—	$—
2019	$15.58	$15.69	$15.67	$16.10

RevPAF (4)
2020	$15.25	$—	$—	$—
2019	$14.76	$14.79	$14.84	$15.20

(1)

Adjusted cost of operations excludes stock compensation expense for employees whose compensation expense is recorded in cost of operations, which can vary significantly period to period based upon the performance of the Company.

(2)

The Company utilizes NOI, a non-GAAP financial measure, to evaluate the operating performance of its business parks. The Company defines NOI as rental income less adjusted cost of operations. The Company believes NOI assists investors in analyzing the performance of its real estate by excluding (i) corporate overhead (i.e., general and administrative expense) because it does not relate to the direct operating performance of the real estate, (ii) depreciation and amortization expense because it does not accurately reflect changes in the fair value of the real estate, and (iii) stock compensation expense because this expense item can vary significantly from period to period and thus impact comparability across periods.

(3)

Revenue per occupied square foot is computed by dividing GAAP rental income during the period by weighted average occupied square feet during the same period. For the three month periods ended March 31, 2020 and 2019, GAAP rental income amounts have been annualized.

(4)

RevPAF is computed by dividing GAAP rental income during the period by weighted average available square feet during the same period. For the three month periods ended March 31, 2020 and 2019, GAAP rental income amounts have been annualized.

Acquisition and Disposition Activities

On January 7, 2020, the Company completed the sale of Metro Park IV, a single-tenant building totaling 113,000 square feet in Montgomery County, Maryland, for a gross sales price of $30.0 million. Metro Park IV had been marketed previously in 2019 as part of a broader portfolio of suburban Maryland office properties, but was excluded from the 1.3 million square foot portfolio sale of flex and office business parks which closed in October, 2019 and was the Company’s only remaining office asset at Metro Park North.

On January 10, 2020, the Company acquired La Mirada Commerce Center, a multi-tenant industrial park comprised of approximately 73,000 rentable square feet in La Mirada, California, for a purchase price of $13.4 million.

COVID-19 Pandemic

The COVID-19 pandemic has had and is expected to continue to have a substantial impact on our operations and capital plans. In March, 2020, we billed total rent of $34.4 million, and as of March 31, 2020 we had collected approximately 98% of our March total rent billings. The table below illustrates amounts billed to our customers for April rents and the associated amounts collected as of April 29, 2020 (in thousands):

Product Type	April 2020 Rent Billings (1)	Percentage of April 2020 Rent Collected (1)	Historic Percentage of Collection (2)
Industrial	$18,968	85%	98%
Flex	9,367	87%	98%
Office	6,072	97%	99%

Total	$34,407	88%	98%

(1)

April rent billings and collections shown above include March, 2020 rent billed on March 31, 2020 and collected in April, 2020 for leases with the U.S. Government as rent for these leases is billed in arrears.

(2)	Historic rent collection percentages as measured on the last day of the month are averages for the months of January, 2020 through March, 2020.

The majority of the amounts yet to be collected across all product types is attributable to customers who have contacted us seeking some form of rent relief. Approximately 20% of our customers, based on total monthly rent, are seeking some form of rent relief as a direct or indirect result of the COVID-19 pandemic; however, as of April 29, 2020 approximately 10% had submitted an application to us for rent relief. We are evaluating rent relief requests on a case-by-case basis. Not all requests for rent relief will be granted. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Overview, Impact of COVID-19 Pandemic” in our March 31, 2020 Form 10-Q for more information.

Distributions Declared

On April 22, 2020, the Board of Directors declared a quarterly dividend of $1.05 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock. Distributions for both common shares and preferred stock will be payable on June 30, 2020 to shareholders of record on June 15, 2020.

Company Information

PS Business Parks, Inc., a member of the S&P MidCap 400, is a REIT that acquires, develops, owns, and operates commercial properties, primarily multi-tenant industrial, flex, and office space. As of March 31, 2020, the Company wholly owned 27.5 million rentable square feet with approximately 5,000 commercial customers in six states and held a 95.0% interest in a 395-unit apartment complex.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the length and severity of the COVID-19 pandemic and its impact on our business; the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance, and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic and business conditions, including in connection with the COVID-19 pandemic; rental rates and occupancy levels at the Company’s facilities; and changes in these conditions as a result of the COVID-19 pandemic, the availability of permanent capital at attractive rates, the outlook and actions of rating agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K, and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Thursday, April 30, 2020, at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss first quarter results. The Company will also be discussing its response to the COVID-19 pandemic and the effects it has had on its customers and the operation of its properties. The toll free number is (877) 876-9173; the conference ID is PSBQ120. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 14, 2020 at (800) 839-2481, as well as via webcast on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2020	2019
	(Unaudited)
ASSETS

Cash and cash equivalents	$87,874	$62,786

Real estate facilities, at cost
Land	857,758	846,635
Buildings and improvements	2,214,861	2,206,134

	3,072,619	3,052,769
Accumulated depreciation	(1,181,660)	(1,159,769)

	1,890,959	1,893,000
Properties held for sale, net	—	11,502
Land and building held for development, net	26,216	28,110

	1,917,175	1,932,612
Rent receivable	2,903	1,392
Deferred rent receivable	33,747	32,993
Other assets	12,317	16,660

Total assets	$2,054,016	$2,046,443

LIABILITIES AND EQUITY

Accrued and other liabilities	$78,644	$84,632

Total liabilities	78,644	84,632

Commitments and contingencies
Equity
PS Business Parks, Inc.’s shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 37,790 shares issued and outstanding at ($944,750 aggregate liquidation preference) at March 31, 2020 and December 31, 2019	944,750	944,750
Common stock, $0.01 par value, 100,000,000 shares authorized, 27,477,303 and 27,440,953 shares issued and outstanding at
March 31, 2020 and December 31, 2019, respectively	274	274
Paid-in capital	734,091	736,986
Accumulated earnings	76,739	63,666

Total PS Business Parks, Inc.’s shareholders’ equity	1,755,854	1,745,676
Noncontrolling interests	219,518	216,135

Total equity	1,975,372	1,961,811

Total liabilities and equity	$2,054,016	$2,046,443

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months
	Ended March 31,
	2020	2019
Rental income	$106,216	$107,825
Expenses
Cost of operations	31,263	33,593
Depreciation and amortization	26,619	24,875
General and administrative	3,323	3,233

Total operating expenses	61,205	61,701

Interest and other income	557	618
Interest and other expense	(161)	(167)
Gain on sale of real estate facility	19,621	—

Net income	65,028	46,575
Allocation to noncontrolling interests	(11,092)	(7,027)

Net income allocable to PS Business Parks, Inc.	53,936	39,548
Allocation to preferred shareholders	(12,046)	(12,959)
Allocation to restricted stock unit holders	(275)	(268)

Net income allocable to common shareholders	$41,615	$26,321

Net income per common share
Basic	$1.52	$0.96
Diluted	$1.51	$0.96
Weighted average common shares outstanding
Basic	27,448	27,373
Diluted	27,550	27,479

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”), Core FFO, and Funds Available for Distribution (“FAD”)

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months
	Ended March 31,
	2020	2019
Net income allocable to common shareholders	$41,615	$26,321
Adjustments
Gain on sale of real estate facility	(19,621)	—
Depreciation and amortization expense	26,619	24,875
Net income allocated to noncontrolling interests	11,092	7,027
Net income allocated to restricted stock unit holders	275	268
FFO (income) loss allocated to joint venture partner	(43)	(29)

FFO allocable to diluted common shares and units (1)	$59,937	$58,462

Core FFO allocable to diluted common shares and units (1)	$59,937	$58,462
Adjustments
Recurring capital improvements	(1,223)	(1,180)
Tenant improvements	(3,546)	(3,551)
Lease commissions	(2,082)	(1,956)
Straight-line rent	(768)	(657)
In-place lease adjustment	(66)	21
Tenant improvement reimbursement amortization, net of lease incentive amortization	(230)	(379)
Non-cash stock compensation expense	942	971
Cash paid for taxes in lieu of shares upon vesting of restricted stock units	(3,655)	(5,494)

FAD allocable to diluted common and shares (2)	$49,309	$46,237

Distributions to common shareholders, noncontrolling interests and restricted stock unit holders	$36,708	$36,676
Distribution payout ratio	74.4%	79.3%
Reconciliation of Earnings per Share to FFO per Share
Net income per common share—diluted	$1.51	$0.96
Gain on sale of real estate facility	(0.56)	—
Depreciation and amortization expense	0.77	0.71

FFO per share (1)	$1.72	$1.67

Weighted average outstanding
Common shares	27,448	27,373
Operating partnership units	7,305	7,305
Restricted stock units	77	140
Common share equivalents	102	106
Total common and dilutive shares	34,932	34,924

(1)	FFO and Core FFO are defined above.
(2)	FAD is defined above.

PS BUSINESS PARKS, INC.

Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For The Three Months
	Ended March 31,
	2020	2019	Change
Rental income
Same Park (1)	$97,972	$94,813	3.3%
Non-Same Park	5,618	2,481	126.4%
Multifamily	2,560	2,498	2.5%
Assets sold (2)	66	8,033	(99.2%)
Total rental income	106,216	107,825	(1.5%)

Cost of operations
Adjusted cost of operations (3)
Same Park	28,178	28,177	0.0%
Non-Same Park	1,782	1,143	55.9%
Multifamily	1,016	1,071	(5.1%)
Assets sold (2)	13	2,896	(99.6%)
Stock compensation expense (4)	274	306	(10.5%)

Total cost of operations	31,263	33,593	(6.9%)

Net operating income (5)
Same Park	69,794	66,636	4.7%
Non-Same Park	3,836	1,338	186.7%
Multifamily	1,544	1,427	8.2%
Assets sold (2) (6)	53	5,137	(99.0%)
Stock compensation expense (4)	(274)	(306)	(10.5%)
Depreciation and amortization expense	(26,619)	(24,875)	7.0%
General and administrative expense	(3,323)	(3,233)	2.8%
Interest and other income	557	618	(9.9%)
Interest and other expense	(161)	(167)	(3.6%)
Gain on sale of real estate facilities	19,621	—	100.0%

Net income	$65,028	$46,575	39.6%

(1)	Same Park rental income includes lease buyout income of $278,000 and $177,000 for the three months ended March 31, 2020 and 2019, respectively.
(2)

Amounts for the three months ended March 31, 2020 reflect the operating results related to a 113,000 square foot office building sold in 2020; amounts shown for the three months ended March 31, 2019 reflect the operating results related to a 113,000 square foot office building sold in 2020 and 1.3 million square feet of assets sold in 2019.

(3)	Adjusted cost of operations excludes the impact of stock compensation expense.
(4)

Stock compensation expense, as shown here, represents stock compensation expense for employees whose compensation expense is recorded in cost of operations. Note that stock compensation expense attributable to the executive management team (including divisional vice presidents) and other corporate employees is recorded within general and administrative expense.

(5)	NOI represents rental income less adjusted cost of operations.
(6)

NOI from assets sold in 2020 was $53,000 and $617,000 for the three months ended March 31, 2020 and 2019, respectively. The three months ended March 31, 2019 remaining NOI balance relates to assets sold during 2019.